Exhibit 99.1

Bacterin Announces the Launch of ArthroFuse™

BELGRADE, Mont., June 3, 2015 (GLOBE NEWSWIRE) -- Bacterin International Holdings, Inc. (OTCQX: BONE), a leader in the development of revolutionary biomaterials, today announced the release of ArthroFuse, a patent pending allograft specifically designed for the treatment of hammertoe deformities.

Hammertoe deformity affects the proximal interphalangeal joint of the lesser metatarsals and often resulting in debilitating joint pain and disability. While 550,000 surgical hammertoe procedures are performed each year in the United States it is thought that the majority of an estimated 60 million affected adults go undiagnosed. "We are excited to announce the launch of ArthroFuse, the newest addition to our regenerative biologics portfolio," said Gregory Juda PhD, CSO. "We developed this product in response to the needs of our surgeon end users to allow them to successfully treat this commonly painful pathology."

Current surgical options include screws, staples, pins and intermedulary implants. Bacterin's novel approach to this affliction eliminates the need for externally communicating pins or permanent implants by providing an implant that will remodel over time into the patient's own bone. ArthroFuse is an addition to Bacterin's allograft catalog, specifically targeted to foot and ankle surgeons active in the Hammertoe implant market.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (OTCQX: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to promote bone growth, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the ability of the Company's sales force to achieve expected results, the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow; the Company's ability to obtain shareholder approval of financing transactions; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company's ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

COCKRELL GROUP
Rich Cockrell
877-889-1972
investorrelations@thecockrellgroup.com
cockrellgroup.com